Exhibit 99.1

COMPANY CONTACT:

Peter Ingram, CFO

Hawaiian Airlines
 Phone:  808.835.3030

peter.ingram@hawaiianair.com

INVESTOR RELATIONS CONTACT:

Susan Donofrio, Sr. Director
 Phone:  908.719.3206

susan.donofrio@hawaiianair.com

MEDIA CONTACT:

Keoni Wagner, VP

Hawaiian Airlines
 Phone:  808.838.6778

keoni.wagner@hawaiianair.com

Hawaiian Holdings Reports 2011 Third Quarter Financial Results

Financial Highlights

•                  Operating revenue increase of 29.5% to $455.9 million

•                  Operating income increase of 55.2% to $60.9 million

•                  GAAP net income of $25.6 million, or $0.50 per diluted share

•                  Adjusted net income of $30.0 million, or $0.59 per diluted share, reflecting economic fuel expense

•                  Unrestricted cash and cash equivalents of $286.8 million at September 30, 2011

HONOLULU — October 18, 2011 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported consolidated net income for the three months ended September 30, 2011 of $25.6 million, or $0.50 per diluted share, on total operating revenue of $455.9 million, compared to net income of $30.5 million, or $0.59 per diluted share, on total operating revenue of $352.0 million for the three months ended September 30, 2010.

Reflecting economic fuel expense, the Company reported an adjusted net income of $30.0 million, or $0.59 per diluted share, compared to adjusted net income of $28.5 million, or $0.55 per diluted share, in the prior year period.

Mark Dunkerley, the Company’s president and chief executive officer, commented that “the third quarter marked a return to some better results for our business.  Strong demand in each of the major geographies we serve, continued cost control and some small but welcome easing of fuel prices all played a part.  Particularly noteworthy has been the return of traffic on our services to Japan.  Our results on these routes would qualify as good in any year, let alone the year in which an earthquake and tsunami took such a large human and economic toll.”

“Our employees continue to do an outstanding job of taking care of our guests and cargo customers.  Their efforts make all of our successes possible.”

“Despite the drumbeat of depressing news about consumer confidence, we have not seen a waning in forward bookings.  If these bookings continue to hold and if the price of oil does not rise in the remaining months of 2011, we expect the second half of the year to look considerably better than the first half.”

Third Quarter Financial Results

The Company reported a 55.2% increase in operating income to $60.9 million in the third quarter of 2011, compared with operating income of $39.3 million in the prior year period.

Third quarter 2011 operating revenue was $455.9 million, a 29.5% increase compared with the third quarter of 2010.  Capacity for the quarter increased 16.1% year-over-year to 3.2 billion available seat miles (ASMs), resulting in operating revenue per ASM (RASM) of 14.40 cents, up 11.7% from the third quarter a year ago.  Passenger yield (passenger revenue per revenue passenger mile) increased 16.9% to 15.32 cents while load factor declined 1.7 percentage points to 85.2%, resulting in an increase in passenger revenue per ASM (PRASM) of 14.6% to 13.05 cents.  Selected Statistical Data is included in Table 2.

Total operating expenses for the third quarter of 2011 increased 26.3% year-over-year to $394.9 million, resulting in an operating cost per available seat mile (CASM) of 12.47 cents, up 8.8% versus the same period a year ago.  Third quarter CASM excluding fuel decreased to 8.18 cents, down 2.3% compared to the same period a year ago.  A reconciliation of GAAP and non-GAAP financial measures is included in Tables 3, 4 and 6.

Aircraft fuel costs in the third quarter increased 61.1% year-over-year to $136.0 million and represented 34.4% of operating expenses.  Hawaiian’s average cost per gallon of jet fuel increased 40.9% year-over-year to $3.17 (including taxes and delivery).  The financial impact of hedging activities is included in nonoperating income/expenses, and as such is not reflected in fuel expense.  Nonoperating expense in the third quarter of 2011 reflects $9.7 million in net losses from Hawaiian’s fuel hedging activity.

The Company believes that economic fuel expense is the best measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period.  The Company defines economic fuel expense as GAAP fuel expense plus (gains)/losses realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.  For the three months ended September 30, 2011, economic fuel expense was $138.3 million ($3.22 per gallon), compared with $85.6 million ($2.28 per gallon) in the prior year period.  An analysis of economic fuel expense for the three months ended September 30, 2011 and 2010 and pro-forma net income and diluted net income per share reflecting economic fuel expense is included in Tables 3 and 4.

Third quarter 2011 nonoperating expense totaled $13.6 million, compared with nonoperating income of $2.9 million in the third quarter of 2010.  During the third quarter of 2011, the Company recognized a nonoperating loss totaling $9.7 million related to fuel hedging activities compared with a nonoperating gain of $2.1 million during the prior year period.  During the third quarter of 2011, fuel hedging losses reflect $2.3 million of realized losses on derivative contracts settling in the quarter, the reversal of $1.0 million of previously recorded losses on these same contracts, and $8.4 million in unrealized losses related to fuel derivative contracts settling in future periods.

Liquidity, Capital Resources and Fuel Hedging

As of September 30, 2011, the Company had:

•                  Unrestricted cash and cash equivalents of $286.8 million, and an additional $35.2 million in restricted cash

•                  Available borrowing capacity of $50.8 million under Hawaiian’s Revolving Credit Facility

•                  Outstanding debt and capital lease obligations of $402.1 million consisting of the following:

•                  $68.4 million outstanding under the Convertible Senior Notes

•                  $80.3 million outstanding under floating rate notes issued in conjunction with the acquisition of three Boeing 767-300 ER aircraft in December 2006

•                  $189.3 million secured loan agreements for a portion of the purchase price for the 15 Boeing 717-200 aircraft previously leased in June 2011

•                  $63.6 million secured loan agreement for a portion of the purchase price of the Airbus A330-200 aircraft delivered in April 2011

•                  $0.5 million of non-aircraft related capital lease obligations

Subsequent to the end of the third quarter Hawaiian borrowed an additional $67.0 million through a secured loan agreement to finance a portion of the purchase price of the Airbus A330-200 aircraft delivered in October 2011.

Hawaiian also entered into an agreement with an aircraft lessor for the sale and leaseback of three Airbus A330-200 aircraft with estimated deliveries in the second quarter of 2012 and the first half of 2013.

A summary of the Company’s fuel derivatives contracts as of October 13, 2011 is included as Table 5.

Hawaiian Airlines Recent Highlights

•                  Led the U.S. airline industry in June, July and August 2011 (last reported month), ranking #1 nationally for on-time performance, as reported by the U.S. Department of Transportation.

•                 In August, entered into a multi-year sponsorship agreement providing naming rights for the Hawaiian Airlines Field at Aloha Stadium.

•                  In September, announced new daily, nonstop flights between Honolulu and Fukuoka, Japan, beginning in April 2012, pending Japanese government approval.  This will be the fourth new destination in Asia for the Company since November 2010.

•                  In September, Hawaiian announced the expansion of its Bay Area service with the introduction of flights between Maui and San Jose, California and the addition of year-round flights between Maui and Oakland, California beginning in January 2012.

•                  In July, announced frequency increases to provide for daily nonstop flights between Honolulu and Sydney, Australia, beginning December 2011.

•                  In September, announced that for the 12th consecutive season, Hawaiian would provide chartered air transportation for the Oakland Raiders, and for the second consecutive year and third of the past four years that Hawaiian would be the Seattle Seahawks’ official charter airline.

•                  This month, announced a code-share agreement that allows Virgin Australia to put its two-letter airline code on Hawaiian’s flights between Sydney and Honolulu in worldwide reservations systems.

•                  This month, announced the appointment of Scott Topping as Executive Vice President and Chief Financial Officer of both Hawaiian Airlines and Hawaiian Holdings effective November 1, 2011.  Topping succeeds Peter Ingram in these roles.  Mr. Ingram will concurrently move to the newly created position of Executive Vice President and Chief Commercial Officer for Hawaiian Airlines with responsibility for all of Hawaiian’s revenue generating activities.

•                  In September, appointed Monisa Cline as Vice President of Sales and Alliances.

•                  In August, appointed Christian Forbes as Vice President of Financial Planning and Analysis and Ann Botticelli as Senior Vice President for Corporate Communications and Public Affairs.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (Tuesday, October 18, 2011) at 4:30 p.m. Eastern Time (USA).  The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on Hawaiian’s investor website.

About Hawaiian Airlines

Hawaiian has led all U.S. carriers in on-time performance for each of the past seven years (2004-2010) as reported by the U.S. Department of Transportation. In addition, consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have all ranked Hawaiian the top domestic airline offering flights to Hawaii. Hawaiian was also the nation’s highest-ranked carrier for service quality and performance in the prestigious Airline Quality Rating (AQR) study for 2008 and 2009, as well as the highest-ranked carrier serving Hawaii and the #2 carrier overall in 2010.

Now in its 82nd year of continuous service in Hawaii, Hawaiian is the largest provider of passenger air service to Hawaii from the state’s primary visitor markets on the U.S. mainland. Hawaiian offers nonstop service to Hawaii from more U.S. gateway cities (10) than any other airline, as well as service to Japan, South Korea, the Philippines, Australia, American Samoa, and Tahiti. Hawaiian also provides approximately 150 daily jet flights between the Hawaiian Islands.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation: statements regarding our expectations concerning the second half of the year; our total capacity and yields on routes; statements regarding the availability of fuel; estimates of the effects of fuel prices on our business; statements related to future U.S. and global economic conditions or performance; statements regarding factors that may affect our operating results; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.  All forward-looking statements included in this document are based on information available to the Company on the date of this release.  The Company does not undertake to publicly update or revise its forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Table 1.

Hawaiian Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Operating Revenue:
Passenger	$412,771	$310,044	$1,091,450	$851,147
Other	43,088	41,985	125,034	115,146
Total	455,859	352,029	1,216,484	966,293

Operating Expenses:
Aircraft fuel, including taxes and oil	135,956	84,410	380,790	233,326
Wages and benefits	82,417	73,747	239,702	219,827
Aircraft rent	25,317	29,824	90,546	81,066
Maintenance materials and repairs	36,273	30,157	122,411	95,570
Aircraft and passenger servicing	22,283	16,497	60,326	44,690
Commissions and other selling	23,359	20,140	72,884	59,930
Depreciation and amortization	17,496	14,452	47,803	42,836
Other rentals and landing fees	19,830	15,310	53,495	41,692
Other	31,981	28,214	92,692	78,502
Lease termination charges	—	—	70,014	—
Total	394,912	312,751	1,230,663	897,439

Operating Income (Loss)	60,947	39,278	(14,179)	68,854

Nonoperating Income (Expense):
Interest and amortization of debt discounts and issuance costs	(7,737)	(1,934)	(15,820)	(11,909)
Interest income	638	399	1,333	3,137
Capitalized interest	2,647	785	5,807	1,308
Gains (losses) on fuel derivatives	(9,707)	2,111	(11,781)	(3,361)
Sale of long-term investments	—	1,168	—	1,168
Other, net	538	353	879	(757)
Total	(13,621)	2,882	(19,582)	(10,414)

Income (Loss) Before Income Taxes	47,326	42,160	(33,761)	58,440

Income tax (benefit) expense	21,709	11,693	(10,191)	18,764

Net Income (Loss)	$25,617	$30,467	$(23,570)	$39,676

Net Income (Loss) Per Common Stock Share:
Basic	$0.50	$0.60	$(0.46)	$0.77
Diluted	$0.50	$0.59	$(0.46)	$0.75

Weighted Average Number of Common Stock Shares Outstanding:
Basic	50,858	50,952	50,690	51,580
Diluted	51,430	51,661	50,690	52,674

Table 2.

Hawaiian Holdings, Inc.

Selected Statistical Data

	Three Months Ended						Nine Months Ended
	September 30,						September 30,
	2011		2010		Change		2011		2010		Change

Scheduled Operations:
Revenue passenger miles (RPM) (a)	2,694.6		2,366.7		13.9%		7,538.5		6,394.2		17.9%
Available seat miles (ASM) (a)	3,162.4		2,723.1		16.1%		8,927.5		7,483.3		19.3%
Passenger revenue per RPM (Yield)	15.32	¢	13.10	¢	16.9%		14.48	¢	13.31	¢	8.8%
Passenger load factor (RPM/ASM)	85.2%		86.9%		(1.7	) pt.	84.4%		85.4%		(1.0	) pt.
Passenger revenue per ASM (PRASM)	13.05	¢	11.39	¢	14.6%		12.23	¢	11.37	¢	7.6%

Total Operations:
Revenue passenger miles (RPM) (a)	2,696.9		2,371.1		13.7%		7,543.7		6,398.7		17.9%
Available seat miles (ASM) (a)	3,166.4		2,730.0		16.0%		8,935.1		7,490.3		19.3%
Passenger load factor (RPM/ASM)	85.2%		86.9%		(1.7	) pt.	84.4%		85.4%		(1.0	) pt.
Operating revenue per ASM (RASM)	14.40	¢	12.89	¢	11.7%		13.61	¢	12.90	¢	5.5%
Operating cost per ASM (CASM)	12.47	¢	11.46	¢	8.8%		13.77	¢	11.98	¢	14.9%
CASM excluding lease termination costs related to Boeing 717 aircraft purchase	12.47	¢	11.46	¢	8.8%		12.99	¢	11.98	¢	8.4%
CASM excluding aircraft fuel	8.18	¢	8.37	¢	(2.3)%		9.51	¢	8.87	¢	7.2%
CASM excluding lease termination costs and aircraft fuel	8.18	¢	8.37	¢	(2.3)%		8.73	¢	8.87	¢	(1.6)%
Gallons of jet fuel consumed (a)	42.9		37.5		14.3%		121.7		104.3		16.7%
Average cost per gallon of jet fuel (actual) (b)	$3.17		$2.25		40.9%		$3.13		$2.24		39.7%

(a)           in millions

(b)           includes applicable taxes and fees

Table 3.

Hawaiian Holdings, Inc.

Economic Fuel Expense

(in thousands, except per-gallon amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change

Aircraft fuel expense, including taxes and oil	$135,956	$84,410	61.1%	$380,790	$233,326	63.2%
Realized (gains) losses on settlement of fuel derivative contracts	2,323	1,167	99.1%	(2,292)	3,151	(172.7)%
Economic fuel expense	$138,279	$85,577	61.6%	$378,498	$236,477	60.1%
Fuel gallons consumed	42,895	37,513	14.3%	121,717	104,322	16.7%
Economic fuel cost per gallon	$3.22	$2.28	41.2%	$3.11	$2.27	37.0%

Table 4.

Hawaiian Holdings, Inc.

Pro-forma Net Income and Diluted Net Income Per Share Reflecting Economic Fuel Expense and Lease Termination Charges

(in thousands, except per-share data)

	Three months ended September 30,				Nine months ended September 30,
	2011		2010		2011		2010
	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income	Diluted net income per share	Net income	Diluted net income per share
As reported - GAAP	$25,617	$0.50	$30,467	$0.59	$(23,570)	$(0.46)	$39,676	$0.75
Add: lease termination expenses related to Boeing 717-200 aircraft purchase, net of tax	—	—	—	—	42,008	0.83	—	—
Reflecting lease termination costs adjustment	$25,617	$0.50	$30,467	$0.59	$18,438	$0.37	$39,676	$0.75
Less: unrealized (losses) gains on fuel derivative contracts, net of tax	(4,430)	(0.09)	1,967	0.04	(8,444)	(0.17)	(126)	—
Reflecting economic fuel expense and lease termination costs	$30,047	$0.59	$28,500	$0.55	$26,882	$0.54	$39,802	$0.75

Table 5.

Hawaiian Holdings, Inc.

Fuel Derivative Contract Summary

As of October 13, 2011

	Weighted Average Contract Price		Percentage of Projected Fuel Requirements Hedged	Fuel Barrels Hedged

Fourth Quarter 2011
Heating Oil	(in gallons)
Call Options	$2.93		6%	61,000
Collars	Cap	Floor
	$3.08	$2.76	6%	63,000
Crude Oil	(in barrels)
Call Options	$105.94		40%	392,000
Collars	Cap	Floor
	$83.99	$73.02	4%	40,000
Total			56%	556,000

First Quarter 2012
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.08	$2.72	15%	150,000
Crude Oil	(in barrels)
Call Options	$113.53		23%	236,000
Collars	Cap	Floor
	$80.38	$68.65	5%	48,000
Total			43%	434,000

Second Quarter 2012
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.03	$2.64	14%	164,000
Crude Oil	(in barrels)
Call Options	$114.93		9%	103,000
Collars	Cap	Floor
	$81.58	$68.78	4%	48,000
Total			27%	315,000

Third Quarter 2012
Heating Oil	(in gallons)
Collars	Cap	Floor
	$3.05	$2.66	11%	138,000
Crude Oil	(in barrels)
Call Options	$112.56		1%	7,000
Collars	Cap	Floor
	$78.19	$65.76	2%	28,000
Total			14%	173,000

Fourth Quarter 2012
Heating Oil	(in gallons)
Call Options
Collars	Cap	Floor
	$3.05	$2.64	3%	41,000

Table 6.

Hawaiian Holdings, Inc.

Reconciliation of Non-GAAP Financial Measures

(in millions, except for CASM data) (unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2011		2010		2011		2010
GAAP operating expenses	$394.9		$312.8		$1,230.7		$897.4
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		70.0		—
Adjusted operating expenses - excluding lease termination costs related to Boeing 717 aircraft purchase	394.9		312.8		1,160.7		897.4
Less: aircraft fuel, including taxes and oil	136.0		84.4		380.8		233.3
Adjusted operating expenses - excluding lease termination costs related to Boeing 717 aircraft purchase and aircraft fuel	$258.9		$228.4		$779.9		$664.1

Available Seat Miles	3,166.4		2,730.0		8,935.1		7,490.3

CASM - GAAP	12.47	¢	11.46	¢	13.77	¢	11.98	¢
Less: lease termination costs related to Boeing 717 aircraft purchase	—		—		0.78		—
CASM - excluding lease termination costs related to Boeing 717 aircraft purchase	12.47		11.46		12.99		11.98
Less: aircraft fuel	4.29		3.09		4.26		3.11
CASM - excluding aircraft fuel and lease termination costs related to Boeing 717 aircraft purchase	8.18	¢	8.37	¢	8.73	¢	8.87	¢